Exhibit 10.4
DESCRIPTION OF DIRECTOR COMPENSATION PLAN
     On June 29, 2007, the Board of Directors adopted a non-employee director compensation program under which each new non-employee director of the Company (those first appointed or elected to serve on the Company’s Board after June 15, 2007) shall be granted on the date the individual becomes a director 25,000 restricted shares of the Company’s Common Stock. In addition to the initial grant received by a new Company director, each new director of the Company shall be granted 10,000 restricted shares of the Company’s Common Stock on the first anniversary of such director’s appointment or election to the Board and annually on such date thereafter. Each current director of the Company (those first appointed or elected to serve on the Company’s Board prior to June 15, 2007) shall be granted 10,000 restricted shares of the Company’s Common Stock on the second anniversary of such director’s appointment or election to the Board and annually on such date thereafter. Each of the above grants shall vest over 2 years with one half of the grant vesting on the first anniversary of the grant and the remaining one half vesting on the second anniversary of the grant, during which the non-employee director continuously serves as a Company director. On December 21, 2007, the Board of Directors approved additional compensation for the non-employee chairman of the Board in the amount of 4,000 restricted shares of the Company’s Common Stock granted on the date of the Directors election as chairman and annually thereafter on the anniversary of the election so long as the director continuously serves as chairman.
     In addition to the above grants, each new director who is appointed to serve on the Board’s Audit Committee, and each current director first appointed to the Audit Committee after June 15, 2007, shall receive on the date of the appointment, and annually thereafter on the anniversary date of such appointment, a grant of 2,500 restricted shares of the Company’s Common Stock. In addition to the above grants, each new director who is appointed to serve on the Board’s Compensation Committee, and each current director first appointed to the Compensation Committee after June 15, 2007, shall receive on the date of the appointment, and annually thereafter on the anniversary date of such appointment, a grant of 1,500 restricted shares of the Company’s Common Stock. The Chair of the Audit Committee shall receive on the date the director is appointed or elected Chair of the Audit Committee and annually thereafter on the anniversary date of such appointment an additional grant of 1,000 restricted shares of the Company’s Common Stock. The Chair of the Compensation Committee shall receive on the date the director is appointed or elected Chair of the Compensation Committee and annually thereafter on the anniversary date of such appointment an additional grant of 500 restricted shares of the Company’s Common Stock. Any director serving in any of the above listed committee positions as the result of an appointment occurring prior to June 15, 2007 shall begin receiving the above described applicable additional compensation on the second anniversary of such appointment and then annually thereafter on the anniversary date of the appointment so long as the director continues to serve in such position. Each of the above grants for committee service shall vest over 2 years with one half of the grant vesting on the first anniversary of the grant and the remaining one half vesting on the second anniversary of the grant, during which the non-employee director continuously serves in the capacity for which the grant was made.